UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a−6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a−12

American Public Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED APRIL 7, 2011
TO PROXY STATEMENT DATED MARCH 22, 2011
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2011

American Public Education, Inc. is furnishing this supplement to its proxy statement dated March 22, 2011 in connection with the Company’s 2011 Annual Meeting of Stockholders (the “Proxy Statement”).

Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement.

Proposal No. 2 in the Proxy Statement describes the American Public Education, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) and seeks stockholder approval of the 2011 Plan.  The 2011 Plan prohibits the Company from pursuing certain actions in respect of outstanding equity awards under the 2011 Plan, commonly referred to as “repricings,” without stockholder approval.  The Company is issuing this Supplement to correct an error in the text of Section 3.4 of the 2011 Plan (attached as Exhibit A to the Proxy Statement), which prohibits these repricings, so that the Section will now read as originally intended. The description of the operation of this Section in the Proxy Statement is correct and is not affected by this change.

Section 3.4 of the 2011 Plan, as corrected, now reads:

3.4 No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for or substitution of cash or other securities.

Prior to this correction the word “above” in clause (c) of Section 3.4 incorrectly read “below.” When considering Proposal No. 2, stockholders are advised to consider the above language in place of the language previously contained in Section 3.4.

If you already have submitted a proxy and after reviewing this supplement you wish to change your vote, your previously provided proxy may be revoked at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 111 W. Congress Street, Charles Town, West Virginia 25414, (2) a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted.  If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action.

Our stockholders who received a Notice of Internet Availability can refer to that document for instructions on how to access a copy of the proxy materials for the Annual Meeting and to submit a proxy for voting at the Annual Meeting. If you received a printed copy of the Proxy Statement, instructions for submitting a proxy for voting at the Annual Meeting are included in the separate Proxy Card or voting instruction form that accompanied the Proxy Statement you received. If you are a stockholder of record, you may contact American Stock Transfer & Trust Company to request a Proxy Card to vote at the Annual Meeting by calling (800) 937-5449 or you may revoke a previously-submitted proxy and change your vote by calling (800) 776-9437. If you are not a stockholder of record, you may contact your broker, bank or other nominee holding your shares to request a new voting instruction form.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.